EXHIBIT 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY FOR RIGHTS CERTIFICATES
ISSUED BY

COSI, INC.

This form, or one substantially equivalent hereto, must be used to exercise the non-transferable subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) of Cosi, Inc. (the “Company”) described and provided for in the prospectus for the Rights Offering (a copy of which accompanies this form) (the “Prospectus”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to American Stock Transfer & Trust Company, LLC, the subscription/escrow agent for the Rights Offering (the “Subscription Agent”), prior to 5:00 p.m., New York City time, on December 9, 2014, unless extended by the Company (the “Expiration Date”). This form must be delivered by hand, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. See “The Rights Offering – Method of Exercising Subscription Rights” in the Prospectus.

Payment of the subscription price of $1.50 per share (the “Subscription Price”) for each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures hereof. See “The Rights Offering—Method of Exercising Subscription Rights” in the Prospectus.

All deliveries must be addressed to the Subscription Agent, as follows:

By Mail:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
P.O. Box 2042
New York, NY 10272-2042
Telephone: (877) 248-6417

By Hand, Express Mail, Courier, or Other Expedited Service:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219
Facsimile: (718) 234-5001

Delivery of this instrument to an address other than as set forth above does not constitute valid delivery.

You may obtain additional information regarding the Rights Offering from the Information Agent, D.F. King & Co., Inc., a division of American Stock Transfer & Trust Company, LLC, by calling (866) 751-6312 or (212) 493-3910.

Ladies and Gentlemen:

The undersigned represents that the undersigned is the holder of the Rights Certificate(s) representing Right(s) and that the Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is acknowledged by execution of this form, the undersigned elects to exercise (i) the Basic Subscription Rights to subscribe for                                  shares of Common Stock and (ii) the Over-Subscription Privilege, if applicable, to subscribe for                                  shares of Common Stock, subject to adjustment for fractional shares, availability, allocation and the limitations and conditions described in the Prospectus.

The undersigned understands that payment of the Subscription Price of $1.50 for each share of Common Stock subscribed for pursuant to the Basic Subscription Rights and the Over-Subscription Privilege must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date, and represents that such payment, in the aggregate amount of $                                 either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith;

OR

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	certified or personal check or bank draft drawn on a U.S. bank payable to “American Stock Transfer & Trust Company, LLC” (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by 5:00 p.m., New York City time, on the Expiration Date. Payment will be deemed to have been received by the Subscription Agent upon receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank.);

☐	postal, telegraphic or express money order payable to “American Stock Transfer & Trust Company, LLC”; or

☐	wire transfer of immediately available funds directly to the account maintained by “American Stock Transfer & Trust Company, LLC, as agent for Cosi, Inc.”; at Bank Name: JPMorgan Chase Bank, 55 Water Street, New York, New York 10005; ABA #: 021000021; Account #: 530-354616 American Stock Transfer FBO Cosi, Inc., with reference to the subscriber’s name . Any wire transfer should clearly indicate the identity of the subscriber who is paying the subscription price by wire transfer.

See “The Rights Offering—Payment Method” in the Prospectus and “Method of Subscription—Exercise of Rights” in the Instructions for Use of Cosi, Inc. Subscription Rights Certificate and Election Form for further information on the method of payment.

Date of check, draft or money order:

Check, draft or money order number:

Bank on which check is drawn:

Signature(s):	Address:

Name(s):

(Area code and Telephone Number(s))

Rights Certificate No(s). (if available):

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GUARANTEE OF DELIVERY
(Not To Be Used For Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Rights Certificate(s) representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:
(Authorized Signature)

(Name of Firm)

(Address)

(Area code and Tel. No.)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period specified above and in the Prospectus. Failure to do so could result in a financial loss to such institution.

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